As filed with the Securities and Exchange Commission on December 21, 2018

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ShiftPixy, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Venture, Suite 150

Irvine, CA 92618

(888) 798-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Absher

Chief Executive Officer

ShiftPixy, Inc.

1 Venture, Suite 150

Irvine, CA 92618

(888) 798-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael T. Williams

Williams Securities Law Firm, P.A.

15594 W. Auburn Ave.

Lakewood, CO 80228

(813) 810-4023

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	711,111	(2)	(2)	$174.10
Total	711,111	(2)	(2)	$174.10

_____________

(1)

This registration statement (the “Registration Statement”) registers up to 711,111 shares of our common stock par value $0.0001 per share (the “Common Stock”), issuable upon the repayment and/or conversion of an aggregate principal amount of $888,888 of 8% Senior Secured Convertible Notes, due December 31, 2019 (The “Notes”), and convertible into shares of Common Stock at a conversion price of $2.49 per share, subject to adjustment, as provided in the Notes, with a minimum floor price of $1.25 per share, under the terms of a Limited Settlement Agreement and Mutual Release. In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)

The proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated December 21, 2018

ShiftPixy, Inc.

711,111 Shares of Common Stock Issuable upon the Repayment and/or Conversion of 8% Senior Secured Convertible Notes

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” of up to 711,111 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the repayment and/or conversion of 8% Senior Secured Convertible Notes under the terms of a Limited Settlement Agreement and Mutual Release, dated December 20, 2018, between the Company and Investors owning collectively an aggregate principal amount of $888,888 of 8% Senior Secured Convertible Notes, due December 31, 2019 (the “Notes”), all issued by us to the selling shareholders on December 20, 2018.

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders.

The selling shareholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Common Stock is listed on the NASDAQ Capital Market, LLC under the symbol “PIXY.” On December 20, 2018, the last sale price for our Common Stock as reported on the NASDAQ Capital Market was $2.02 per share. There is no established public trading market for the Notes, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Notes on any national securities exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2018

3

ShiftPixy, Inc., and its consolidated subsidiary, Shift Human Capital Management Inc., are referred to herein as “ShiftPixy,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You may rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words, such as “anticipate,” “could,” “continue,” “contemplate,” “estimate,” “expect,” “will,” “may,” “potential,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These include statements, among others, relating to the sufficiency of our financial resources, our planned future actions, and expected outcomes, our products under development, our intellectual property position, our plans with respect to funding operations, projected expense levels, and the outcome of contingencies.

Any or all of our forward-looking statements in this report may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially from those set forth in forward-looking statements. The uncertainties that may cause differences include, but are not limited to: our need for additional funds to finance our operations; our history of losses; anticipated continuing losses and uncertainty of future financing; market acceptance of our services; the sufficiency of our existing capital resources; competition from other companies; the risk of technological obsolescence; uncertainties related to our ability to obtain intellectual property protection for our technology; and dependence on officers, directors and other individuals.

We will not update forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further disclosures we make in our reports to the U.S. Securities and Exchange Commission (the “SEC”), including our reports on Forms 10-K, 10-Q and 8-K. Our filings list various important factors that could cause actual results to differ materially from expected results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

5

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” from time to time, of up to an aggregate of 711,111 shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), issuable under the terms of a Limited Settlement Agreement and Mutual Release dated December 20, 2018, between the Company and Investors owning collectively an aggregate principal amount of $888,888 of 8% Senior Secured Convertible Notes, due December 31, 2019 (the “Notes”), all issued by us to the selling shareholders on December 20, 2018.

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation By Reference” before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference herein. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation.

You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUMMARY

This summary provides information that may be further detailed elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. The terms “ShiftPixy”, the “Company”, “our”, or “we” refer to ShiftPixy, Inc., and its subsidiary, Shift Human Capital Management Inc., and, unless the context otherwise requires, their predecessors.

6

Overview

The Company is primarily a staffing enterprise, providing employment services solutions for businesses and workers in an environment in which shift or other part-time/temporary positions, commonly called “gigs,” are performed.

The trend toward a “Gig Economy” has begun. A study by Ardent Partners confirms that the trend is significant, noting that “nearly 38% of the world’s total workforce is now considered ‘non-employee,’ which includes contingent/contract workers, temporary staff, gig workers, freelancers, professional services, and independent contractors.” Ardent Partners Ltd. “The State of Contingent Workforce Management 2016-2017: Adapting to a New World of Work.” October 2016. In the Gig Economy, businesses such as those in our current target market in the restaurant and hospitality industries often contract with independent contractor workers to perform less than full-time gig engagements, primarily in the form of shift work.

We provide our disruptive solution in the developing nextGEN economy primarily by absorbing our clients’ workers, who we may refer to herein as “shift workers,” “shifters,” “gig workers,” “worksite employees” and “assigned employees,” as ShiftPixy employees and making those employees available to our clients to work the same jobs, as employees of ShiftPixy, thereby shouldering a substantial portion of the employment-related compliance responsibilities. This arrangement also benefits the gig workers who have now become ShiftPixy employees. We plan to allow shifters placed with one of ShiftPixy’s clients to access other shift work with other ShiftPixy clients. In addition to the benefits of working not as independent contractors but as employees, enjoying the protections of workers’ compensation coverage and employment laws as well as the calculation and remittance of applicable employment taxes among other benefits, shifters are also enabled to participate in ShiftPixy’s benefit plan offerings, including minimum essential health insurance coverage plans and a 401(k) plan.

The heart of ShiftPixy’s employment service solutions is a technology platform, including a mobile app, through which, initially, ShiftPixy employees (and ultimately all shifters) will be enabled to find available shift work at ShiftPixy client locations, solving a problem of finding available shift work for both the shifters looking for additional shift work and business clients looking to fill open shifts.

The mobile app is one of the software components of what we call the mobile platform, and together with the ShiftPixy “Command Hub” and the client portal, is being developed, tested and released in stages. We have released and are using the onboarding feature of our software, which enables us to capture all application process related data regarding our assigned employees and to introduce employees to and integrate them into the ShiftPixy Ecosystem. The mobile platform features a Pixy chatbot that leverages artificial intelligence to aid in gathering the data from workers via a series of questions. Following completion of the questions, applicable onboarding paperwork is prepopulated with the data and prepared for signature. We even use the app to gather I-9 required documentation.

Our next phase of development, planned to be offered to our clients during the first calendar quarter of 2019, is the implementation of the scheduling component of our software, which is being designed in order to enable each client worksite to schedule workers and to identify shift gaps that need to be filled. We plan to leverage artificial intelligence to maintain schedules and fulfillment, using an active methodology to engage and move people to action. We currently plan to engage certain of our clients to begin using this functionality before the end of the first calendar quarter of 2019.

The next phase of development, also planned to be completed in the first calendar quarter of 2019, includes the implementation of our shift intermediation functionality, which is designed to enable our shift workers to receive information regarding and to accept available shift work opportunities. We currently plan to have the onboarding, scheduling and shift intermediation functionalities operable and integrated across our platform by the end of the first calendar quarter of 2019; however, the intermediation functionality becomes useful only to the extent that we have meaningful numbers of available workers and client shift opportunities in the same geographic region, which we expect to begin to occur at the end of the first calendar quarter of 2019. Our goal is to have the mobile platform serve not only to enable our shift workers to secure additional shift work and our job provider clients to fill open shifts, but also to attract new clients who see the value associated with being able to fill open shifts with a ready-to-hire workforce. This software is an important component of our overall ecosystem, and we are excited about our continued development.

Our technology and approach to human capital management allows the company a unique window into the daily demands of “Quick Service Restaurants” (“QSR”) operators and the ability to extend our technology and engagement to enable this unique self-delivery proposition. ShiftPixy’s new driver management layer for operators in the ShiftPixy ecosystem will now allow clients to use their own team members to deliver a brand intended customer experience. ShiftPixy has taken the compliance, management and insurance issues related to the support of a delivery option and created a turnkey self-delivery opportunity. This would allow our clients to enjoy the income growth from delivery and preserve their customer experience, their brand and the customer data. The first phase of this component of our platform is the driver onboarding, which was completed by the end of our third calendar quarter of 2018. Following completion of this phase, we plan to add features that enhance the capability of our mobile application to track and manage the delivery process. The enhanced features will “micro meter” essential commercial insurance coverages required by our operator clients-namely workers’ compensation and auto coverages on a delivery-by-delivery basis. We also plan to begin using the “delivery features” of our mobile platform during the first calendar quarter of 2019.

7

The ShiftPixy solution provides compliance-oriented benefits for our business clients. A significant problem for businesses in the Gig Economy involves compliance with employment related regulations imposed by federal, state and local governments, including requirements associated with workers’ compensation insurance, and other traditional employment compliance issues, including the employer mandate provisions of the Patient Protection and Affordable Care Act (the “ACA”). The compliance challenges are often complicated by the actions of many employers in reducing workers’ hours as a means to avoid characterizing employees as “full-time.” Congress is considering amendments to or replacement of the ACA. As of the date of this offering, the ACA has not been formally amended or repealed; however, the Tax Cuts and Jobs Act of 2017 effectively eliminates the individual mandate provisions of the ACA, beginning in 2019. Employers still face regulatory issues and overhead costs, including those associated with the employer mandate provision of the ACA, for which we believe our services are a cost-effective solution. We believe that a possible benefit to the repeal of the ACA employer mandate provisions may be to reduce our costs associated with the provision of health insurance coverage or payment of applicable penalties and enable us to pass a portion of the savings on to our clients, because we would no longer be subject to the employer mandate costs applicable to the ShiftPixy employees secured from our clients.

As part of our development strategy, in addition to our efforts to onboard clients as a staffing company, we are also onboarding clients via a professional employer organization (“PEO”) solution as well as administrative services only (“ASO” and also described by us as “human capital management”) solutions through our wholly-owned subsidiary Shift Human Capital Management Inc. (“ShiftableHR”). Ultimately, we intend to migrate these clients to the new nextGEN ShiftPixy solution described above.

We believe that our ShiftPixy business model avoids some of the employment-related issues faced by companies such as Uber and others who have been targeted by plaintiff’s attorneys and government agencies for allegedly mischaracterizing employees as independent contractors because we acquire employer status with regard to the workers, and do not classify them as independent contractors. Accordingly, we embrace the compliance obligations associated with being an employer.

ShiftPixy’s headquarters is currently located in Irvine, California, from which we can reach the Southern California market. ShiftPixy recently opened offices in Austin, Texas, Orlando and Chicago from which its local sales/service representatives will secure and service clients in those areas, and it plans to open additional physical offices in the following locales: San Francisco and Miami.

These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sectors. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

ShiftPixy and its subsidiary collectively serve, as of August 31, 2018, an aggregate of approximately 193 clients, with an aggregate of approximately 8,540 employees, including 6,370 employees of ShiftPixy and ShiftableHR that we provide to our clients and 2,170 employees of our clients for whom we provide only payroll administration services. None of these clients represents more than 10% of our revenues for fiscal year 2018.

We define a client as any business paying us to provide employees or employee related services. We are currently focused on clients in the restaurant and hospitality industries; however, we have clients in a variety of other industries as well. All have entered into written client service agreements with us. The basic client agreement is substantially similar for all clients, with minor modifications to fit each client’s specific situation, and some differences to account for whether the engagement is with ShiftPixy or its wholly-owned subsidiary, Shift Human Capital Management Inc.

8

We believe ShiftPixy’s anticipated business and revenue growth in the nextGEN Gig Economy will result from the following factors:

•

Large Potential Market. There is a large potential market for ShiftPixy’s services. Current statistics show that there are over 13 million employees working in our current target market – the restaurant and hospitality industries. (U.S. Department of Labor. Bureau of Labor Statistics. September 2016. Table B-1: Employees on nonfarm payrolls by industry sector and selected industry detail: Accommodation and Food Services Industry Subsector). Compared to the total workforce in all industries, workers in the restaurant industry have a notably higher percentage of part-time workers. (National Restaurant Association. “News & Research: Restaurant middle class job growth 4x stronger than overall economy.” 13 January 2016). ShiftPixy plans, subject to workers’ compensation insurance coverage scope limitations, to expand its service offering into other industries as well, particularly where part-time work is a significant component of the applicable labor force, including the retail and health care, especially home health care, sectors.

•

Rapid Rise of Independent Workers. The number of independent workers, totaling approximately 40 million in 2016, is expected to increase to 40% of the private, non-farm U.S. workforce by 2021. (MBO Partners. “America’s Independents / A Rising Economic Force / 2016 State of Independence in America Report / Sixth Annual.” 2016.)

•

Technology Affecting and Attitudes towards Employment Related Engagements. Gig-economy platforms have changed the way part-time workers can identify and connect to work opportunities, and Millennials and others have embraced such technologies as a means to secure short-term employment related engagements. (Monahan, Kelly, and Jeff Schwartz and Tiffany Schleeter. “Decoding millennials in the gig economy / Six trends to watch in alternative work.” Deloitte Insights. Deloitte.com. Deloitte LLP. 1 May 2018.)

•

New ShiftPixy Mobile App is Designed to Provide Additional Benefits to Employers and NextGen Shift Workers. Millennials represent approximately 40% of the independent workforce who are over the age of 21 and who work 15 hours or more each week. (MBO Partners. “America’s Independents / A Rising Economic Force / 2016 State of Independence in America Report / Sixth Annual.” 2016.) Mindful that most of its shifters will be Millennials who connect with the outside world primarily through a mobile device, ShiftPixy is poised to significantly expand its business through the ShiftPixy mobile app. The ShiftPixy mobile app is a proprietary application downloaded to mobile devices, allowing ShiftPixy’s shifters to access shift work opportunities at all of ShiftPixy’s clients, not just their current restaurant or hospitality provider. An added feature to the ShiftPixy mobile app, anticipated to be available in calendar year 2019, will also allow shift employees, who are not currently employees of ShiftPixy’s clients to access shift work opportunities at all of its clients.

•

Marketing Advantages from Strategic Insurance Provider Relationships. ShiftPixy receives marketing assistance from insurance brokerage and consulting firms, who introduce ShiftPixy to their insurance clients who are not aware of and who could benefit from ShiftPixy’s service offering.

•

Ultimate Development of a ShiftPixy Ecosystem. ShiftPixy’s ultimate goal is to establish the first ecosystem for employers with a large number of part-time workers, such as restaurants and hospitality businesses, and the ever-growing number of shift workers in the new Gig Economy. In a Gig Economy, part-time/temporary positions are common, and organizations contract with independent workers for short-term engagements. The goal of the ShiftPixy Ecosystem is to allow the job provider to be flexible but compliant and the shift worker to manage and scale opportunity and income.

•

ACA’s Current Impact on Existing and Potential New Clients. ShiftPixy’s existing and potential new clients are being significantly impacted by new requirements to provide employees health care coverage under the ACA, the relevant portions of which, with respect to impacting our existing and potential future clients, became effective January 1, 2015, and are likely to be in effect for the near future. As of the date of this offering, the ACA has not been formally amended or repealed; however, the Tax Cuts and Jobs Act of 2017 effectively eliminates the individual mandate provisions of the ACA, beginning in 2019. If a potential client in our target market of the restaurant, hospitality and maintenance service business has 50 or more full-time equivalent employees, under the ACA, as currently applicable, it must offer benefits to full-time employees, a very expensive proposition.

9

The Challenges of Staffing: Employers have difficulty filling open positions for shift work, and shifters have difficulty in securing shift work at times and dates they are available for such shift work.

The Challenges of Compliance: Employment law compliance requirements, including those related to the ACA, present a multi-obstacle ridden employment related compliance landscape, including the need to secure applicable workers’ compensation insurance coverage, to effect employment related tax withholdings and filings, and to navigate laws related to hiring and release of employees, including discrimination (race, color, national origin, sex, age, religion, disability, pregnancy and sexual orientation), sexual harassment, sick pay and time off, hours of work, minimum wage and overtime, gender pay differentials, immigration, safety, child labor, military leave, garnishment and other wage imposition processing, family and medical leave, COBRA, and unemployment claims.

A business can secure assistance in mitigating and even eliminating these challenges by contracting with ShiftPixy.

The ShiftPixy Solution: ShiftPixy is developing an ecosystem comprised of a closed proprietary operating and processing system that helps restaurant or hospitality businesses (and in the future, businesses in additional industries wherein we plan to market our services) as well as shift workers by matching available shifts with available shift workers. The ShiftPixy Ecosystem will provide the following benefits:

1.

Compliance: ShiftPixy assumes a substantial portion of a business’s employment regulatory compliance issues by having all of its client’s shifter employees become employees of ShiftPixy. As the employer of the shifters, ShiftPixy can assist its clients with the staffing of their shift employee requirements. As ShiftPixy contracts to acquire employer status in relation to the workers, the employment regulatory compliance reporting, tracking and compliance responsibility becomes the responsibility of ShiftPixy and not the ShiftPixy client. Similarly, employee vs. independent contractor classification issues, workers’ compensation and other such employee law and regulation compliance issues become the responsibility of ShiftPixy rather than of the ShiftPixy client. Thus, using the ShiftPixy solution, ShiftPixy clients benefit not only from having the time previously spent on these employment compliance issues now available to grow their business, but they also enjoy the confidence of knowing that a staff of shifters, familiar with the client’s operations, will work at the client’s facility, albeit as employees of ShiftPixy. ShiftPixy clients can now focus more of their energy on the success of their business with assurance that their employment regulatory compliance issues are being addressed by ShiftPixy. The costs associated with the shifters are consolidated and charged, in effect, in conjunction with the shifters’ applicable rates of pay, allowing the clients to fund the employment related costs as the services are used – thereby avoiding various lump sum employment-related cost impositions.

2.

Cost Containment: By having access to ShiftPixy’s entire part-time workforce, a client business may be scaled up or down more rapidly, making it easier to contain and manage operational costs. The two largest costs for a restaurant are food and labor. (National Restaurant Association “Restaurant Operations Report 2013-2014.) ShiftPixy charges a fixed percentage on wages that allows the client business to budget and plan more effectively without the full weight associated with the threats of penalties or missteps in dealing with employment law compliance related issues.

3.

Cost Savings: ShiftPixy is able to use economies of scale in purchasing employer related solutions such as workers’ compensation and other benefits and we believe that we can provide a shift worker to a business at a lower cost than the business can otherwise typically staff a particular position.

Shift Human Capital Management Inc.: We formed Shift Human Capital Management Inc. (“ShiftableHR”), a wholly-owned subsidiary, in December 2015. We formed this subsidiary in response to the need to have workers’ compensation policies written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services rather than the full-service, staffing program offered by ShiftPixy. As of August 31, 2018, ShiftableHR had 116 clients with 5,132 worksite employees, including 2,170 employees for whom we provide only payroll administration services, and ShiftPixy had 77 clients with 3,408 worksite employees.

10

Significant Developments in 2018

New Sales Offices

ShiftPixy recently opened offices in Austin, Texas, Orlando and Chicago from which its local sales/service representatives will secure and service clients in those areas, and it plans to open additional physical offices in the following locales: San Francisco and Miami.

Software Development

The heart of ShiftPixy’s employment service solutions is a technology platform, including a mobile app, through which, initially, ShiftPixy employees (and ultimately all shifters) will be enabled to find available shift work at ShiftPixy client locations, solving a problem of finding available shift work for both the shifters looking for additional shift work and business clients looking to fill open shifts.

The mobile app is one of the software components of what we call the mobile platform, and together with the ShiftPixy “Command Hub” and the client portal, is being developed, tested and released in stages. We have released and are using the onboarding feature of our software, which enables us to capture all application process related data regarding our assigned employees and to introduce employees to and integrate them into the ShiftPixy Ecosystem. The mobile platform features a Pixy chatbot that leverages artificial intelligence to aid in gathering the data from workers via a series of questions. Following completion of the questions, applicable onboarding paperwork is prepopulated with the data and prepared for signature. We even use the app to gather I-9 required documentation.

Our next phase of development, planned to be offered to our clients during the first calendar quarter of 2019, is the implementation of the scheduling component of our software, which is being designed in order to enable each client worksite to schedule workers and to identify shift gaps that need to be filled. We plan to leverage artificial intelligence to maintain schedules and fulfillment, using an active methodology to engage and move people to action. We currently plan to engage certain of our clients to begin using this functionality before the end of the first calendar quarter of 2019.

The next phase of development, also planned to be completed in the first calendar quarter of 2019, includes the implementation of our shift intermediation functionality, which is designed to enable our shift workers to receive information regarding and to accept available shift work opportunities. We currently plan to have the onboarding, scheduling and shift intermediation functionalities operable and integrated across our platform by the end of the first calendar quarter of 2019; however, the intermediation functionality becomes useful only to the extent that we have meaningful numbers of available workers and client shift opportunities in the same geographic region, which we expect to begin to occur at the end of the first calendar quarter of 2019. Our goal is to have the mobile platform serve not only to enable our shift workers to secure additional shift work and our job provider clients to fill open shifts, but also to attract new clients who see the value associated with being able to fill open shifts with a ready-to-hire workforce. This software is an important component of our overall ecosystem, and we are excited about our continued development.

Our technology and approach to human capital management allows the company a unique window into the daily demands of “Quick Service Restaurants” (“QSR”) operators and the ability to extend our technology and engagement to enable this unique self-delivery proposition. ShiftPixy’s new driver management layer for operators in the ShiftPixy ecosystem will now allow clients to use their own team members to deliver a brand intended customer experience. ShiftPixy has taken the compliance, management and insurance issues related to the support of a delivery option and created a turnkey self-delivery opportunity. This would allow our clients to enjoy the income growth from delivery and preserve their customer experience, their brand and the customer data. The first phase of this component of our platform is the driver onboarding, which was completed by the end of our third calendar quarter of 2018. Following completion of this phase, we plan to add features that enhance the capability of our mobile application to track and manage the delivery process. The enhanced features will “micro meter” essential commercial insurance coverages required by our operator clients-namely workers’ compensation and auto coverages on a delivery-by-delivery basis. We also plan to begin using the “delivery features” of our mobile platform during the first calendar quarter of 2019.

11

Another key element of our software development involves using ShiftPixy’s blockchain ledger to process and record our critical P2P (“Peer-to-Peer”) connections. While not necessarily a new development, we use blockchain technology in an effort to keep our data secure. Any data considered to be a human capital validation point or part of the hiring and onboarding process is being utilized and recorded in ShiftPixy’s blockchain ledger. The employee I-9 verification process, for example–a stringent, rigorous, and penalty-laden compliance procedure, is positively impacted by blockchain utilization of biometric authentication and automatic verification of I-9 data, removing human error in the process of screening for fraudulent information. Verification of that data on the blockchain allows both employers and auditing agencies to confidently validate additional criteria, such as employment dates and a candidate’s background (i.e., education, references, certifications, etc.), and share the verification status directly on multiple distributed sources within the blockchain, further underscoring the trust and accuracy of a candidate’s information and corporate compliance.

Future implementation of blockchain technology within ShiftPixy’s technological ecosystem is anticipated to include the extended applications for payroll and real-time payments, and utilizing smart contracts for employment contracts, which facilitate the performance of credible, trackable, and irreversible transactions without third parties. For purposes of clarification, we note that ShiftPixy has never, does not now and will never use its blockchain technology in any form of cryptocurrency or cryptocurrency related application

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of our initial public offering, which was in June 2017, (ii) in which we have total annual gross revenue of at least $1.07 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior August 31th, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence

Company Information

We were incorporated under the laws of the State of Wyoming on June 3, 2015. We formed Shift Human Capital Management Inc. (d/b/a ShiftableHR), a wholly-owned subsidiary, in December 2015. Our principal executive office is located at 1 Venture, Suite 150, Irvine, CA 92618, and our telephone number is (888) 798-9100. Our website address is www.shiftpixy.com. References in this prospectus to our website address and information contained in our website does not form a part of this prospectus and is for informational purposes only.

12

Equity Offerings

On June 4, 2018, we completed an offer and sale to certain accredited investors, in a private placement, of the following unregistered securities:

$10,000,000 of 8% Senior Secured Convertible Notes. A total of 9,000,000 shares of Common Stock for the repayment and/or conversion of the Notes. The Notes may be converted at a conversion price of $2.49 per share. The Notes are amortized as follows: commencing on the first (1st) day of the month after the date that is the earlier of the date that this Registration Statement has been declared effective or one-hundred and eighty (180) days after the Original Issue Date of the Note, and continuing on the first (1st) day of each of the following successive months thereafter until the maturity date of the Note, provided that such date is a Business Day (as defined in the Note (each an “Amortization Payment Date”), the Company shall redeem the Note, plus interest and the Make Whole (as defined in the Note) according to an amortization schedule attached to each Note (each, an “Amortization Payment”). Each Amortization Payment shall, at the option of the Company, be made in whole or in part, in cash equal to the sum of the Amortization Payment provided for in the schedule attached the Note, or, subject to the Company complying with the Equity Conditions (as defined in the Note), in Common Stock at a 15% discount to the lowest VWAP (as defined in the Note) during the ten (10) Trading Days (as defined in the Note) prior to the Amortization Payment Date (the “Amortization Conversion Rate”); provided, however, that in the event that a Holder elects to defer an Amortization Payment as provided for in Section 2(e) of the Note, the Amortization Conversion Rate shall be calculated based on the date that the Holder provides the Company with notice of its intent to receive an Amortization Payment. Any Amortization Payment or portion thereof made in cash will be subject to a ten percent (10%) premium on such payment. No Amortization Payment may be made in Common Stock if the price of the such Common Stock is trading below a price of $1.25 per share on the Amortization Payment Date. Notwithstanding anything to the contrary contained in Section 2(e) of the Note, any holder of a Note, at its option and without regard to the actions of any other Note holder, shall be entitled to accelerate each Amortization Payment in up to three (3) separate Amortization Payments each month and demand such payments in Common Stock pursuant to the then-current Amortization Conversion Rate. In the event that such a holder elects to accelerate an Amortization Payment, such accelerated Amortization Payment shall be effected from the last Amortization Payment due. Notwithstanding anything to the contrary contained in Section 2(e) of the Note, any holder of a Note, at its option and without regard to the actions of any other Holder, shall be entitled to defer each and any Amortization Payment in its sole discretion and for as long as it wishes to defer such Amortization Payment and receive such payments in Common Stock pursuant to the Amortization Conversion Rate, to be calculated when requested and received. Such deferring holder shall be entitled to receive such deferred Amortization Payment upon three hours’ written notice, which Amortization Payment shall be settled no later than two Trading Days after notice has been provided. Each Note contains certain ownership limitations that may restrict its conversion, as described under the caption “Selling Shareholders” in the Registration Statement on Form S-3 for the described securities.

13

Warrants to purchase up to an aggregate of 1,220,883 shares of Common Stock. In connection with the issuance of the Notes in the June 4, 2018, transaction, a total of 1,004,016 of Warrants were issued to the selling shareholders that (a) have an initial exercise price of $2.49 per share (subject to adjustment as set forth therein), (b) become exercisable at any time on or after December 4, 2018, and on or prior to December 4, 2023, (c) contain certain ownership limitations that may restrict their exercise, as described under the caption “Selling Shareholders” in this prospectus, and (d) are exercisable on a cashless basis commencing December 4, 2018, if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of shares of Common Stock for which the Warrants are exercisable. Warrants to purchase a total of 216,867 of Common Stock are exercisable on a cashless basis without any conditions. The registration statement of which this prospectus is a part is not registering the offer or sale of any of the Warrants.

Registration Statement on Form S-3 for the above securities. A Registration Statement on Form S-3 for the resale, from time to time, by the selling shareholders identified in the related prospectus under the caption “Selling Shareholders,” of up to 10,220,883 shares of our common stock, par value $0.0001 per share (the “Common Stock”), 9,000,000 shares of which are issuable upon the repayment and/or conversion of 8% Senior Secured Convertible Notes (the “Notes”) and 1,220,883 shares of which are issuable upon exercise of certain outstanding common stock purchase warrants (the “Warrants”), all issued by us to the selling shareholders on June 4, 2018. The Registration Statement was declared effective on October 29, 2018, and as of the date of this Registration Statement, 808,302 shares have been issued and sold following conversion and/or amortization under the June 4, 2018, effective Registration Statement.

Limited Settlement Agreement and Mutual Release dated December 20, 2018. Under the terms of the Limited Settlement Agreement and Mutual Release, new 8% Senior Secured Convertible Notes were issued in the principal amount of $888,888, increasing the total amount due under Notes to the investors to $10,888,888. The remainder of the terms of the Notes remain unchanged.

The Offering

Shares of Common Stock offered by the selling shareholders	711,111 shares of Common Stock issuable upon exercise of certain outstanding Notes.

Shares of Common Stock Outstanding before this offering	29,966,202 shares of Common Stock

Use of proceeds

All proceeds from the sale of shares of Common Stock offered hereby will be for the account of the selling shareholders. We will not receive any proceeds from the sale of Common Stock offered pursuant to this prospectus.

Terms of this offering

The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The NASDAQ Capital Market LLC or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

NASDAQ symbol

Our Common Stock is listed on the NASDAQ Capital Market LLC under the symbol “PIXY”. There is no established public trading market for the Notes or Warrants, and a market will likely never develop. The Notes and Warrants are not and will not be listed for trading on the NASDAQ Capital Market LLC, any other national securities exchange or other nationally recognized trading system.

Risk Factors

Investing in our Common Stock involves a high degree of risk and purchasers of our Common Stock may lose their entire investment. See “Risk Factors” and other information incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

14

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this prospectus and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company or investors in our Common Stock could be exposed. This section is a summary of the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

Risks Relating to Our Business

We have limited operating history, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We are an emerging business and are in the process of developing our products and services. We have been in business for 38 months as of August 31, 2018. Although we have now processed gross billings of $222.4 million for the fiscal year ended August 31, 2018, it is still difficult, if not impossible, to forecast our future results based upon our limited but now improving historical operating data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, our gross billings in the future may decline, which may result in a decline in our stock price.

There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of our initial public offering (“IPO”) and our recent private placement of 8% senior secured convertible notes to institutional investors raising $9 million of gross proceeds ($8.4 million net of costs), we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities. There is no assurance that we will be able to generate sufficient cash from operations, to borrow additional funds or to raise additional equity capital. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business to a greater extent than we can with our existing financial resources.

We may be subject to penalties and interest payable on taxes as a result of software or manual error.

Our input of data in our software must be effected properly in order to process the data and payments correctly with regard to clients, employees and applicable tax agencies. If we input incorrect data or input accurate data incorrectly, we could inadvertently overbill or underbill our clients or overpay or underpay applicable taxes, resulting in the loss of net income and/or clients and/or the incurrence of tax penalties and interest. Despite our efforts to reconcile taxes on a monthly basis, we may incur additional taxes, penalties and interest for which we may or may not bill the clients.

15

Our targeted customer base is diverse, and we face a challenge in adequately meeting each group’s needs.

Because we will serve both employers and employees, we must work constantly to understand the needs, standards and requirements of each group and must devote significant resources to developing products and services for their interests. If we do not accurately predict our customers’ needs and expectations, we may expend valuable resources in developing products and services that do not achieve broad acceptance across the markets, and we may fail to grow our business.

Our success depends on adoption of our products and services by our various types of customers, and if these potential customers do not accept and acquire our products and services then our revenue will be severely limited.

The major customer groups to whom we believe our products and services will appeal, both employers and employees, particularly related to shift work, may not embrace our products and services. Acceptance of our products and services will depend on several factors, including: cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to adequately meet our customers’ needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to continue generating revenues could be reduced.

Competing forms of Gig Economy oriented staffing management products and services may be more desirable to consumers or may make our products and services obsolete.

There are currently several different competing Gig Economy oriented staffing management product and service technologies that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in technology that will make our products and services obsolete. Consumers may prefer alternative technologies and products and services. We cannot guarantee that users of Gig Economy oriented staffing management products and services who will be using our products and services will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products and services may substantially impact our business, reducing our ability to sustain generating revenues.

Damage claims against us as a result of actions of our employees could reduce our sales and revenues.

If any one of our employees is found to cause injury or damage through one or more negligent or wrongful acts, including sexual harassment and other employment related offenses, the Company could suffer financial damages as a result of claims by the injured party. We have not had significant claims for damages or losses from actions of our employee workers to date. The Company carries a staffing liability program commercial insurance policy, but the policy provides coverage only with respect to: (i) “wrongful employment acts” committed against our “employees” pursuant to our agreement with that client; and (ii) a “staffing services worker’s” acts committed while in the service of our client that result in a “wrongful business environment.” The insurer may seek to disclaim liability as not covered or for other reasons or the amount of judgment against us may exceed the policy limits. Any claims for damages against us as a result of actions of our work employees could damage our reputation, increase our expenses and reduce our profitability (or increase net losses) and revenues.

Lapses in our employee screening process may result in potential litigation, which may be costly and/or damage our reputation.

If we experience lapses in our employee screening process, we may face potential litigation from our clients or government regulators, which may be costly and/or damage our reputation.

16

If we are unable to secure or pay for the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced.

We are required to obtain and maintain various types of insurance coverage for our business, in particular health and workers’ compensation insurance related to our employees. Although we have contracts with all types of providers currently necessary for our business, if in the future we are unable to secure the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced. In addition, any increases in the cost of insurance coverage we are required to maintain could reduce profitability (or increase net losses).

The Company assumes the obligation to make wage, tax, and regulatory payments for our shifter employees, and, as a result, is exposed to client credit risks.

Under the Contract Service Agreement (“CSA), we become a co-employer of worksite employees and assume the obligations to pay the salaries, wages and related benefits costs and payroll taxes of such worksite employees. We assume such obligations as an agent, not as a principal of the client. Our obligations include responsibility for:

•	payment of the salaries and wages for work performed by worksite employees, regardless of whether the client timely pays us the associated service fee

•	withholding and payment of federal and state payroll taxes with respect to wages and salaries reported by us

If a client does not pay us, our ultimate liability for worksite employee payroll and benefits costs could have a material adverse effect on our financial condition or results of operations.

Workers’ compensation costs for shifter employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers’ compensation costs for its shift workers. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

Failure to comply with, or changes in, laws and regulations applicable to our business, particularly potential changes to the ACA, could have a materially adverse effect on our marketing plan as well as our reputation, results of operations or financial condition, or have other adverse consequences.

Our business is subject to a wide range of complex laws and regulations. For example, many states regulate entities offering the employment related services such as those offered by us directly or through our subsidiary and require licenses as a prerequisite to operation of such enterprises in their respective jurisdictions. There can be no assurance that either ShiftPixy or its subsidiary, ShiftableHR, will be successful in either securing or maintaining a license or licenses in compliance with a particular state’s laws and regulations. Further, many states require variously that workers’ compensation policies offered by employment related firms such as ours to be managed according to strict rules and/or that unemployment insurance filings be administered according to strict rules.

Failure to comply with such laws and regulations could result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of services, and the imposition of consent orders or civil and criminal penalties, including fines, that could damage our reputation and have a materially adverse effect on our results of operation or financial condition.

In addition, changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, may decrease our revenues and earnings and may require us to change the manner in which we conduct some aspects of our business. For example, a change in regulations either decreasing the amount of taxes to be withheld or allowing less time to remit taxes to government authorities would adversely impact interest income from investing client funds before such funds are remitted to the applicable taxing authorities. Changes in taxation regulations could adversely affect our effective tax rate and our net income. Changes in laws that govern the co-employment arrangement between a professional employer organization and its worksite employees may require us to change the manner in which we conduct some aspects of our business. Healthcare reform under the ACA related state laws, and the regulations adopted or to be adopted thereunder, have the potential to impact substantially the way that employers provide health insurance to employees and the health insurance market for the small and mid-sized businesses that constitute our business’s clients and prospects. If the ACA is repealed or replaced, the elimination of employer mandates and similar employer requirements currently imposed by the ACA, and other regulatory changes could in the future reduce our revenues. Amendments to money transmitter statutes have required us to obtain licenses in some jurisdictions. The adoption of new money transmitter statutes in other jurisdictions, changes in regulators’ interpretation of existing state and federal money transmitter or money services business statutes or regulations, or disagreement by a regulatory authority with our interpretation of such existing statutes or regulations, could require additional registration or licensing, limit certain of our business activities until they are appropriately licensed, and expose us to financial penalties. These occurrences could also require changes to our compliance programs and to the manner in which we conduct some aspects of our money movement business or client funds investment strategy, which could adversely impact interest income from investing client funds before such funds are remitted.

17

We collect, use, transmit and store with data services vendors personal and business information, and a security or privacy breach may damage or disrupt our businesses, result in the disclosure of confidential information, damage our reputation, increase our costs and cause losses.

In connection with our business, we collect, use, transmit and store with data services vendors large amounts of personal and business information about our clients and shift employees, including payroll information, healthcare information, personal and limited business financial data, social security numbers, bank account numbers, tax information and other sensitive personal and business information. In addition, as we continue to grow the scale of our offering, we will process and store with data services vendors an increasing volume of personally identifiable information of our users. Our data services vendors include PrismHR, Amazon Web Services, Microsoft OneDrive, ShareFile, Dropbox, Smartsheet, MasterTax, Microsoft Outlook, Microsoft Office 365, and RightSignature; we believe these vendors implement industry standard or greater data security measures to protect the data that we transmit through and/or store with them. Despite our efforts to protect customer data, perceptions that the collection, use, and storage of personal information is not satisfactorily protected could inhibit sales of our services and could limit adoption of our services. In addition, the continued occurrence of high-profile data breaches provides evidence of an external environment increasingly hostile to information security.

We are focused on ensuring that our operating environments safeguard and protect personal and business information, and we will be required devote significant resources to maintain and regularly update our systems and processes. Despite our efforts to maintain security controls across our business, it is possible our security controls over personal data, our training of employees and vendors on data security, and other practices we follow may not prevent the improper disclosure of customer data we or our vendors store and manage. In addition, attacks on information technology systems continue to grow in frequency, complexity and sophistication, and the Company may be targeted by unauthorized parties using malicious tactics, code and viruses.

We engage third party contractors who monitor our activities in a manner designed to prevent, detect and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third-parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the confidentiality, integrity or availability of data or our systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third-parties with whom we do business, through fraud, trickery, or other methods of deceiving our employees, contractors, and temporary staff. As these threats continue to evolve, we may be required to invest significant additional resources to modify and enhance our information security and controls or to investigate and remediate any security vulnerabilities. In addition, while our operating environment is designed to safeguard and protect personal and business information, we do not have the ability to monitor the implementation of similar safeguards by our clients, vendors or their respective employees, and, in any event, third-parties may be able to circumvent those security measures.

Any cyber-attack, unauthorized intrusion, malicious software infiltration, network disruption, denial of service, corruption of data, or theft of non-public or other sensitive information, similar act by a malevolent party, or inadvertent acts by our own employees, could result in the disclosure or misuse of confidential or proprietary information, harm our reputation, and could have a materially adverse effect on our business operations, or that of our clients, create financial liability, regulatory sanction, or a loss of confidence in our ability to serve clients or cause current or potential clients to choose another service provider, and subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. Although we believe that through our third-party contractors we maintain a program of information security and controls and any threats that we might have encountered to date have not materially impacted us, the impact of a data security incident could have a materially adverse effect on our business, results of operations and financial condition. We have insurance coverage for risks for exchanging and maintaining data electronically that is designed to address certain aspects of cyber-risks, such insurance coverage may be denied or be insufficient to cover all losses or all types of claims that may arise in the continually evolving area of cyber-risk. In addition, any further security measures we may undertake to address further protections, may cause higher operating expenses.

18

We are also subject to various federal and state laws, rules and regulations relating to the collection, use, transmission and security of personal and business information. In addition, the possession and use of personal information and data in conducting our business subjects us to laws that may require notification to regulators, clients or employees in the event of a privacy breach and may impose liability on us for privacy deficiencies, including but not limited to liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and regulatory penalties. These laws continue to develop, the number of jurisdictions adopting such laws continues to increase, and these laws may be inconsistent from jurisdiction to jurisdiction. The future enactment of more restrictive laws, rules or regulations could have a materially adverse impact on us through increased costs or restrictions on our businesses and noncompliance could result in regulatory penalties and significant legal liability. In addition, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase.

Some of the activities in which our shift workers could become involved could include health care information related responsibilities and could thereby invoke the need for compliance with HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”). The United States Department of Health and Human Services issued regulations that establish uniform standards governing the conduct of certain electronic health care transactions and protecting the privacy and security of protected health information used or disclosed by health care providers and other covered entities. Three principal regulations with which we are required to comply have been issued in final form under HIPAA: privacy regulations, security regulations, and standards for electronic transactions, which establish standards for common health care transactions. The privacy regulations cover the use and disclosure of protected health information by health care providers. They also set forth certain rights that an individual has with respect to his or her protected health information maintained by a health care provider, including the right to access or amend certain records containing protected health information or to request restrictions on the use or disclosure of protected health information. The security regulations establish requirements for safeguarding the confidentiality, integrity, and availability of protected health information that is electronically transmitted or electronically stored. HITECH, among other things, establishes certain health information security breach notification requirements. A covered entity must notify any individual whose protected health information is breached. The HIPAA privacy and security regulations establish a uniform federal “floor” and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing protected health information. These laws contain significant fines and other penalties for wrongful use or disclosure of protected health information. Additionally, to the extent that we submit electronic health care claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA and HITECH, payments to us may be delayed or denied.

If we are unable to effectively manage growth and maintain low operating costs, our results of operations and financial condition may be adversely affected.

We have experienced rapid growth since our inception, and our plans contemplate significant expansion of our business. If we are unable to manage our growth effectively, including having geographically dispersed offices and employees or to anticipate and manage our future growth accurately, our business may be adversely affected. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs low or effectively meet the requirements of an ever-growing, geographically dispersed client base. Our business relies on data systems, billing systems and financial reporting and control systems, procedures and controls. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve these systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of our initial public offering, which was in June 2017, (ii) in which we have total annual gross revenue of at least $1.07 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior August 31th, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

19

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

We face intense competition across all markets for our services, which may lead to lower revenue or operating margins.

Our competitors range in size from diversified global companies with significant research and development resources to small, specialized firms whose narrower service lines may let them be more effective in deploying technical, marketing, and financial resources. Barriers to entry in many of our businesses are low and many of the areas in which we compete evolve rapidly with changing and disruptive technologies, shifting user needs, and frequent introductions of new products and services. Our ability to remain competitive depends on our success in making innovative products, devices, and services that appeal to customers.

Companies compete with us based on a growing variety of business models. The competitive pressures described above may cause decreased sales volumes, price reductions, and/or increased operating costs, such as for research and development, marketing, and sales incentives. This may lead to lower revenue, gross margins, and operating income.

We may be vulnerable to security breaches that could disrupt our operations and adversely affect our business.

Despite security measures and business continuity plans, our information technology networks and infrastructure may be vulnerable to damage, disruptions, or shutdowns due to unauthorized access, computer viruses, cyber-attacks, distributed denial of service, and other security breaches. An attack on or security breach of our network could result in interruption or cessation of access and services, our inability to meet our access and service level commitments, and potentially compromise customer data transmitted over our network. We cannot guarantee that our security measures will not be circumvented, resulting in network failures or interruptions that could impact our network availability and have a material adverse effect on our business, financial condition, and results. We may be required to expend significant resources to protect against such threats. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, and we could lose customers. Any such events could result in legal claims or penalties, disruption in operations, misappropriation of sensitive data, damage to our reputation, and/or costly response measures, which could adversely affect our business. Although we maintain insurance coverage that may, subject to policy terms and conditions (including self-insured deductibles, coverage restrictions and monetary coverage caps), cover certain aspects of our cyber risks, such insurance coverage may be unavailable or insufficient to cover our losses.

We have incurred net losses in recent periods and may require additional financing. If financing is not available, we may be required to further downsize or discontinue operations.

As of August 31, 2018, the Company had cash of $1.6 million and a working capital deficiency of $13.2 million. During the year ended August 31, 2018, the Company used approximately $9.5 million of cash in operation, of which $6.6 million was attributed to the mobile development costs and $1.4 million was attributed to the workers’ compensation initial deposit. The Company has incurred recurring losses resulted in an accumulated deficit of $26 million as of August 31, 2018. These conditions raise substantial doubt as to the Company’s ability to continue as going concern within one year from issuance date of the financial statements, and our independent registered public accounting firm has included an explanatory paragraph regarding going concern qualification in its audit report. However, our management believes that our revenue growth and the financing from potential institutional investors as further described in elsewhere in this annual report should provide sufficient liquidity to meet our obligations as they become due for a reasonable period of time. While we believe that these liquidity plan measures will be adequate to satisfy our liquidity requirements for the twelve months ending November 28, 2019, there is no assurance that the liquidity plan will be successfully implemented. Failure to successfully implement the liquidity plan may have a material adverse effect on our business, results of operations and financial position, and may adversely affect our ability to continue as a going concern. If we do not become consistently profitable, our accumulated deficit will grow larger and our cash balances will decline further, and we will require additional financing to continue operations. Any such financing may not be accessible on acceptable terms, if at all. If we cannot generate sufficient cash or obtain additional financing, we may be required to downsize our business further or discontinue our operations altogether.

We have warrants and convertible debt that may be converted into shares issued in the future, which would dilute your ownership in the Company.

On June 4, 2018, the Company issued 8% senior secured convertible note agreements with certain institutional investors in which, at any time while there is an outstanding balance, the notes may be converted, at the option of the holders at a conversion price for the principal and interest set at $2.49, subject to adjustment from down round price protection. However, from and after the maturity date, the conversion price should be the lesser of (a) the initial conversion price of $2.49, subject to adjustment from down round price protection and (b) 15% discount to the lowest volume weighted average price. In conjunction with the above transaction, the Company also granted warrants of up to 1,220,883 shares of common stock, which may be exercised any time after December 4, 2018 (initial exercise date), until December 4, 2023 (termination date). If the price per share of our common stock at the time of exercise of any warrants or conversion of any convertible notes is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership of our common shareholders.

20

Our ability to adjust and collect service fees for increases in unemployment tax rates may be limited.

We record our State Unemployment Tax (“SUI”) expense based on taxable wages and tax rates assigned by each state. SUI tax rates vary by state and are determined, in part, based on prior years’ compensation experience in each state. Prior to the receipt of final tax rate notices, we estimate our expected SUI tax rate in those states for which tax rate notices have not yet been received for purposes of pricing. In a period of adverse economic conditions state unemployment funds may experience a significant increase in the number of unemployment claims. Accordingly, SUI tax rates would likely increase substantially. Some states have the ability under law to increase SUI tax rates retroactively to cover deficiencies in the unemployment fund.

In addition, FUTA may be retroactively increased in certain states in the event the state fails to timely repay federal unemployment loans. Employers in such states are experiencing higher FUTA tax rates as a result of not repaying their unemployment loans from the federal government in a timely manner. The credit reduction is an additional tax on the FUTA wage base for employers in states that continue to have outstanding federal unemployment insurance loans beginning with the fifth year in which there is a balance due on the loan. States have the option to apply for a waiver before July 1st of the year in which the credit reduction is applicable.

Generally, our contractual agreements allow us to incorporate such statutory tax increases into our service fees upon the effective date of the rate change. However, our ability to fully adjust service fees in our billing systems and collect such increases over the remaining term of the clients’ contracts could be limited, resulting in a potential tax increase not being fully recovered. As a result, such increases could have a material adverse effect on our financial condition or results of operations.

We have claims and lawsuits against us that may result in adverse outcomes.

We are subject to a variety of claims and lawsuits. These claims may arise from a wide variety of business practices, significant business transactions, operational claims, and employment practices. Adverse outcomes in some or all of these claims may result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct our business. The litigation and other claims are subject to inherent uncertainties and management’s view of these matters may change in the future. A material adverse impact on our consolidated financial statements could occur for the period in which the effect of an unfavorable outcome becomes probable and reasonably estimable.

Technology Oriented Risks

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including those related to our products and services. Protecting our intellectual property rights and combating unlicensed copying and use of our software and other intellectual property is difficult. Except as otherwise noted herein, we have not applied for any formal patent, trademark or similar protection. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	enforce intellectual property rights;

•	protect our trade secrets;

•	determine the validity and scope of the rights of others; or

•	defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

21

Software products we use in our business may contain defects which will make it more difficult for us to establish and maintain customers.

We are currently using PrismHR software for our payroll processing. We also use MasterTax to process our tax reports and filings. We also use a host of other software products in the course of conducting our business. The mobile app component of our mobile platform, along with the client portal and the ShiftPixy Command Hub, constitute our proprietary software and contain components that are licensed from third parties and that are public domain software. Our payroll processing software and other software products we use in our business may contain undetected design faults and software errors, or “bugs” that are discovered only after they has been installed and used by a greater number of customers. Any such defect or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technologies are intended to be utilized to supply human resources related services, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that our specialized human resources software and services has yet to gain widespread acceptance in the market, any delays or other problems caused by software bugs would likely have a more detrimental impact on our business than if we were a more established company.

If a contract relating to our mission critical software that we use in our business is terminated or not renewed, our business could be seriously disrupted and our revenues significantly reduced.

If a contract relating to our mission-critical software services, such as that applicable to payroll and payroll tax processing, is terminated or non-renewed, and we do not have an effective replacement software, our business and revenues would suffer. Although there are other software vendors we can use, it may take time to negotiate an agreement and make operational this replacement software. Accordingly, if the software agreements that we use in our business are terminated or not renewed, our business could be seriously disrupted and our revenues significantly reduced until we locate and make operational replacement software.

Our systems may be subject to disruptions that could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on our ability to process, on a daily basis, a large number of complicated transactions. We rely heavily on our payroll, financial, accounting, and other data processing systems. We may not be successful in preventing the loss of client data, service interruptions or disruptions to our operations from system failures. If any of these systems fails to operate properly or becomes disabled even for a brief period of time, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

Because we store data in the cloud with providers such as Microsoft and Amazon, any disruptions in our ability to access this data or any breach of security concerning this data in the cloud could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on data storage in the cloud with providers such as Microsoft and Amazon. These cloud storage systems may fail to operate properly or become disabled even for a brief period of time. There could also be security breaches of our data stored in the cloud. If there is loss of client data, service interruptions or disruptions to our operations related to our cloud data storage, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

22

We make significant investments in our software that may not achieve our expectations.

Developing new technologies is complex. It can require long development and testing periods. Significant delays in new releases or significant problems in creating new products or services could adversely affect our revenue.

Third parties may claim we infringe their intellectual property rights.

From time to time, others claim we infringe their intellectual property rights. The number of these claims may grow because of constant technological change in the markets in which we compete, the extensive patent coverage of existing technologies and the rapid rate of issuance of new patents. To resolve these claims, we may enter into royalty and licensing agreements on terms that are less favorable than currently available, stop selling or redesign affected products or services, or pay damages to satisfy indemnification commitments with our customers. These outcomes may cause operating margins to decline. Besides money damages, in some jurisdictions plaintiffs can seek injunctive relief that may limit or prevent importing, marketing, and selling our products or services that have infringing technologies.

We may not be able to protect our source code from copying if there is an unauthorized disclosure of source code.

Source code, the detailed program commands for our operating systems and other software programs, is critical to our business. We take significant measures to protect the secrecy of large portions of our source code. If a significant portion of our source code leaks, we might lose future trade secret protection for that source code. It may become easier for third parties to compete with our products by copying functionality, which could adversely affect our revenue and operating margins. Unauthorized disclosure of source code also could increase the security risks described in the next paragraph.

We may have outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure.

Our increasing user traffic, growth in services, and the complexity of our services demand more computing power. We spend substantial amounts to build, purchase, or lease datacenters and equipment and to upgrade our technology and network infrastructure to handle more data. These demands continue to increase as we grow our workforce. Maintaining, securing, and expanding this infrastructure is expensive and complex. It requires that we maintain an Internet connectivity infrastructure that is robust and reliable within competitive and regulatory constraints that continue to evolve. Inefficiencies or operational failures, including temporary or permanent loss of customer data or insufficient Internet connectivity, could diminish the quality of our products, services, and user experience resulting in contractual liability, claims by users and other third parties, regulatory actions, damage to our reputation, and loss of current and potential users, subscribers, and advertisers, each of which may harm our operating results and financial condition.

Our software may experience quality or supply problems.

Our software may experience quality or reliability problems. The highly-sophisticated software we have been developing may contain bugs and other defects that interfere with their intended operation. Any defects we do not detect and fix in pre-release testing could cause reduced sales and revenue, damage to our reputation, repair or remediation costs, delays in the release of new products or versions, or legal liability. Although our license agreements typically contain provisions that eliminate or limit our exposure to liability, there is no assurance these provisions will withstand legal challenge.

The Company intends to use open source blockchain technology in its technology platform. This technology has been scrutinized by regulatory agencies and therefore we may be impacted by unfavorable regulatory action in one or more jurisdictions.

The Company intends to use open source blockchain technology as a secure repository for “device reputation” information acquired by its technology platform. Blockchain technologies have been the subject of scrutiny by various regulatory bodies around the world. The Company could be impacted by one or more regulatory inquiries or actions, including but not limited to restrictions on the use of blockchain technology, which could impede or limit the use of this technology within our product offerings.

We intend to use and leverage open source technology in our technology platform which may create risks of security weaknesses.

Some parts of our technology may be based on open-source technology, including the blockchain technology that we intend to use in our technology platform. There is a risk that the development team, or other third parties may intentionally or unintentionally introduce weaknesses or bugs into the core infrastructure elements of our technology solutions interfering with the use of such technology or causing loss to the Company.

The use of new and untested technologies, including blockchain technology, may result in risks that we may not be able to currently anticipate.

Blockchain technology is a relatively new and untested technology. In addition to the risks set forth here, there are risks with the use of this technology that the Company cannot anticipate. Risks may further materialize as unanticipated combinations or variations from the risks set forth here.

23

Risks Related to Management and Personnel

We depend heavily on Scott W. Absher, our Chief Executive Officer and a director. The loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Scott W. Absher, our Chief Executive Officer and a director. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition to Mr. Absher, this could adversely affect the development of our business plan and harm our business.

Mr. Absher has limited experience managing a public company, which may inhibit our ability to implement successfully our business plan.

Mr. Absher is the beneficial owner of approximately 43.5% of our Common Stock as of August 31, 2018, has limited experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. We are endeavoring to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the SEC. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our business depends on our ability to attract and retain talented employees.

Our business is based on successfully attracting and retaining talented employees. The market for highly skilled workers and leaders in our industry is extremely competitive. If we are less successful in our recruiting efforts, or if we cannot retain key employees, our ability to develop and deliver services successfully may be adversely affected. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution. How employment-related laws are interpreted and applied to our workforce practices may result in increased operating costs and less flexibility in how we meet our workforce needs.

Industry Risks

Providing specialized Gig Economy oriented staffing management products and services is an emerging yet competitive business, and many of our competitors have greater resources that may enable them to compete more effectively.

We will compete in the same markets with many companies that offer not only staffing management products and services focused on the Gig Economy but also more traditional staffing management products and services. There are limited barriers to entry. Price competition in the industry, particularly from larger, more traditional industry model competitors, is intense, and pricing pressures from competitors and clients are increasing. New competitors entering our markets may further increase pricing pressures.

Clients may competitively bid new contracts; a trend is expected to continue for the foreseeable future. Some of our competitors have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products and services that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing regulatory requirements, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:

24

•	Expand employer and employee client relationships;

•	Increase the number of our employer clients and grow a shifter employee base;

•	Develop relationships with third-party vendors such as insurance companies;

•	Expand operations and implement and improve our operational, financial and management controls;

•	Raise capital at attractive costs, or at all;

•	Attract and retain qualified management, employees and independent service providers;

•	Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services;

•	Protect our proprietary processes and technologies and our intellectual property rights; and

•	Respond to government regulations relating to the Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

If ShiftPixy is not recognized as an employer of worksite employees under federal and state regulations, or we are deemed to be an insurance agent or third-party administrator, we and our clients could be adversely impacted.

While in our professional employer organization client engagements through ShiftableHR, we typically arrange for clients to act as sponsor of employee benefit plans, ShiftPixy sponsors the benefit plans applicable to its employees. In order for ShiftPixy to sponsor employee benefit plan offerings for our worksite employees, we must qualify as an employer of our worksite employees for certain purposes under the Code and ERISA. In addition, our status as an employer is important for purposes of ERISA’s preemption of certain state laws. The definition of employer under various laws is not uniform, and under both the Code and ERISA, the term is defined in part by complex multi-factor tests.

25

Generally, these tests are designed to evaluate whether an individual is an independent contractor or employee and they provide substantial weight to whether a purported employer has the right to direct and control the details of an individual’s work. Some factors that the IRS has considered important in the past have included the employer’s degree of behavioral control (the extent of instructions, training and the nature of the work), the financial control and the economic aspects of the relationship, and the intent of the parties, as evidenced by the specific benefit, contract, termination and other similar arrangements between the parties and the on-going versus project-oriented nature of the work to be performed. However, a definitive judicial interpretation of “employer” in the context of joint employer relationships such as those in which ShiftPixy engages has not been established. For ERISA purposes, for example, courts have held that test factors relating to ability to control and supervise an individual are less important, while the U.S. Department of Labor has issued guidance that certain entities in the HR outsourcing industry do not qualify as common law employers for ERISA purposes. Moreover, when ShiftPixy’s app is fully functional, the scope of ShiftPixy’s employer status will increase, changing the legal analysis. Although we believe that ShiftPixy qualifies as an employer of its worksite employees under ERISA, and the U.S. Department of Labor has not provided guidance otherwise, we are not able to predict the outcome of any future regulatory challenge.

If we are not recognized as an employer under the Code or ERISA, we may be required to change the method by which we report and remit payroll taxes to the tax authorities and the method by which we provide, or discontinue providing, certain employee benefits to our worksite employees, which could have a material adverse effect on our business and results of operations.

We must also qualify as an employer of our worksite employees under state regulations, which govern licensing, certification and registration requirements for PEOs. Nearly all states have enacted laws and regulations in this regard. While we believe that we qualify as an employer of our worksite employees under these state regulations, these requirements vary from state to state and change frequently and if we are not able to satisfy existing or future licensing requirements or other applicable regulations of any states, we may be prohibited from doing business in that state.

Failure to secure any necessary registrations or licensure could affect our ability to operate certain segments of our business in certain jurisdictions.

Some states require licensure or registration of businesses offering PEO services. One of the service offerings that we provide is PEO services. If we need and are unable to secure registration or licensure of such service offering in a particular state, our ability to grow that segment of our business in such state would be impaired and could affect our ability to increase our revenues and meet certain customer requirements in such states.

Economic, Catastrophic and Geopolitical Risks

Catastrophic events or geopolitical conditions may disrupt our business.

Monetary and fiscal policies and political and economic conditions may substantially change. When there is a slowdown in the economy, employment levels may decrease with a corresponding impact on our businesses. Clients may react to worsening conditions by reducing their spending on payroll and other outsourcing services or renegotiating their contracts with us.

Worsening economic conditions, including inflation, recession, or other changes in economic conditions, may cause businesses to rely less on vendors in our business, which could adversely affect our revenue. If demand for our services declines, or business spending for such services declines, our revenue will be adversely affected.

Challenging economic conditions also may impair the ability of our customers to pay for products and services they have purchased. As a result, allowances for doubtful accounts and write-offs of accounts receivable may increase.

26

We are dependent upon various large banks to execute Automated Clearing House and wire transfers as part of our client payroll and tax services. A systemic shutdown of the banking industry would impede our ability to process funds on behalf of our payroll and tax services clients and could have an adverse impact on our financial results and liquidity.

A disruption or failure of our systems or operations because of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event could cause delays in completing sales, providing services, or performing other critical functions. Our corporate headquarters, a significant portion of our research and development activities, and certain other essential business operations are in the Irvine, California, area, which is a seismically active region. A catastrophic event that results in the destruction or disruption of any of our critical business or IT systems could harm our ability to conduct normal business operations.

Abrupt political change and terrorist activity may pose threats to our business and increase our operating costs. These conditions also may add uncertainty to the timing and budget for technology investment decisions by our customers and may cause supply chain disruptions for hardware manufacturers. Geopolitical change may result in changing regulatory requirements that could impact our operating strategies, hiring, and profitability.

Market Risks

Our Common Stock is thinly traded, which can cause volatility in its price.

Our Common Stock is listed for trading on the Nasdaq Capital Market, LLC, and is thinly traded. Thinly traded stock can be more susceptible to market volatility and can be particularly targeted by short sellers. This market volatility could significantly affect the market price of our common stock without regard to our operating performance. Securities markets worldwide experience significant price and volume fluctuations. In addition, the price of our common stock could be subject to wide fluctuations in response to the following factors, among others:

•	a deviation in our results from the expectations of public market analysts and investors;

•	statements by research analysts about our common stock, our company or our industry;

•	changes in market valuations of companies in industries to which our company is compared and market evaluations of our industries in which our company is deemed to be operating generally;

•	actions taken by our competitors;

•	sales or other issuances of common stock by us, our senior officers, directors or other affiliates; or

•	other general economic, political or market conditions, many of which are beyond our control.

The market price of our Common Stock will also be impacted by our quarterly operating results which can fluctuate from quarter to quarter.

Uncertainties in the interpretation and application of the 2017 Tax Cuts and Jobs Act could materially affect our tax obligations and effective tax rate.

The 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted on December 22, 2017, and significantly affected U.S. tax law by changing how the U.S. imposes income tax on U.S. and multinational corporations. The U.S. Department of Treasury has broad authority to issue regulations and interpretative guidance that may significantly impact how we will apply the law which could impact our tax obligations in the period issued.

The Tax Act requires complex computations not previously required under U.S. tax law. As such, the application of accounting guidance for such items is currently uncertain. Further, compliance with the Tax Act and the accounting for such provisions could require accumulation of information not previously required or regularly produced. Additional regulatory guidance as issued by the applicable taxing authorities, could materially affect our tax obligations and effective tax rate

27

Risks Related to this Offering

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be agreed between us and the underwriters based on a number of factors and may not be indicative of prices that will prevail on NASDAQ or elsewhere following this offering. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by our shareholders;

•	a campaign by short sellers to attempt to influence a decline in our stock price;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

28

We may not be able to maintain compliance with the Nasdaq Capital Market’s continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market. Although we intend to comply with all of the continued listing requirements, it is possible we may fail to do so. If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and they determine to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing, to repay any future debt we could incur and fund our operations.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

There are as of August 31, 2018, 3,663,175 of our Common Stock held by non-affiliates and 25,188,612 shares of Common Stock held by affiliates that Rule 144 of the Securities Act (“Rule 144”) defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares of Common Stock for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares of Common Stock in any 90-day period, and must resell their shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

Because our audit committee is new and small, we are subject to increased risk related to financial statement disclosures.

Our audit committee currently consists of three independent directors. While we endeavor to keep our independent directors informed regarding the state of the internal controls over financial reporting, our independent directors rely upon our financial personnel to advise our audit committee with regard to such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Certain of our shareholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

As of August 31, 2018, excluding unvested shares of Common Stock that they may acquire through the exercise of options issued pursuant to the 2017 Plan, our majority shareholders are the beneficial owners of approximately 87.3% of our outstanding voting securities. As a result of this ownership, such shareholders possess and can continue to possess significant influence and can elect and can continue to elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. In addition, upon the exercise of the options to purchase shares of our preferred stock, the holders of the preferred stock would be entitled to elect a majority of the board according to the terms of the preferred stock. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

29

Despite our election to become a public reporting company under the Exchange Act, we will publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we terminate our election to operate as a publicly reporting company under the Exchange Act, we will nevertheless be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

Although we have elected to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although we will cease to be an emerging growth company upon the earliest of the:

•	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;

•

date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of February 29 before that time);

•	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or

•	last day of the fiscal year following the fifth anniversary of our initial public offering.

If we cease to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our shareholders could receive less information than they might expect to receive from more mature public companies.

30

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

31

In connection with a prior offering, our two principal shareholders, Scott W. Absher and J. Stephen Holmes, and our corporate Secretary, Mark A. Absher, have entered into Lock-Up Agreements that prevent them, subject to certain exceptions, from selling, granting options in, pledging, hypothecating, or otherwise disposing of any of their respective shares of Common Stock for the period beginning on December 20, 2018, and continuing through the close of trading on the date on which investors no longer hold the Notes issued in our December 20, 2018, private placement offering.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended August 31, 2018 (filed on November 29, 2018);

•	Our Current Report on Form 8-K filed on December 21, 2018.

•

The description of our Common Stock contained in our Offering Statement on Form 1-A, dated and filed with the SEC on May 31, 2016, and any amendment or report filed with the SEC for the purpose of updating such description.

32

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this Registration Statement and prior to effectiveness of this Registration Statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to: ShiftPixy, Inc., Attention: Corporate Secretary, 1 Venture, Suite 150, Irvine, CA 92618. Tel (888) 798-9100.

USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the account of the selling shareholders identified herein. We will not receive any of the proceeds from the sale of such shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our Common Stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Common Stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

33

SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to 711,111 shares of our Common Stock that may be sold or otherwise disposed of by the selling shareholders identified herein. Such shares are issuable to the selling shareholders upon the exercise of certain outstanding Warrants we issued and sold to the selling shareholders in a private placement transaction.

The following table sets forth certain information with respect to each selling shareholder, including (i) the shares of our Common Stock beneficially owned by the selling shareholder prior to this offering, (ii) the number of shares being offered by the selling shareholder pursuant to this prospectus and (iii) the selling shareholder’s beneficial ownership of our Common Stock after completion of this offering, assuming that all of the shares of Common Stock covered hereby (but none of the other shares, if any, held by the selling shareholders) are sold. The registration of the shares of Common Stock issuable to the selling shareholders upon the exercise of the Warrants does not necessarily mean that the selling shareholders will sell all or any of such shares.

The table is based on information supplied to us by the selling shareholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a selling shareholder and the percentage ownership of that selling shareholder, shares of Common Stock subject to Warrants held by that selling shareholder that are exercisable as of December 20, 2018, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 29,966,202 shares of Common Stock outstanding on December 20, 2018.

The registration of these shares of Common Stock does not mean that the selling shareholders will sell or otherwise dispose of all or any of those securities. The selling shareholders may sell or otherwise dispose of all, a portion or none of such shares of Common Stock from time to time. We do not know the number of shares of Common Stock, if any, that will be offered for sale or other disposition by any of the selling shareholders under this prospectus. Furthermore, the selling shareholders may have sold, transferred or disposed of the shares of Common Stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

To our knowledge and except as noted in the table below, reflecting securities issued by the Company in the June 2018 offering and the additional securities issued under the December 2018 Limited Settlement Agreement and Mutual Release, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Shareholder	Number of shares of Common Stock beneficially owned prior to this offering (1)(2)	Number of shares of Common Stock offered	Shares of Common Stock beneficially owned after sale of all shares of Common Stock offered pursuant to this prospectus (3)
	Number of Shares		Number of Shares	Percent of class*
Alpha Capital Anstalt (4)	1,785,904	200,000	1,985,904	6.44%
CVI Investments, Inc. (5)	1,819,004	222,222	2,041,226	6.62%
Dominion Capital, LLC (6)	1,891,004	222,222	2,113,226	6.85%
MEF I, L.P. (7)	1,884,337	222,222	2,106,559	6.83%
Osher Capital Partners LLC (8)	145,100	22,222	167,322	0.54%
Total	7,525,349	888,888	8,414,237	27.28%

34

________

*	Assumes 30,855,090 total shares of Common Stock outstanding after this offering.

(1)

Represents shares of Common Stock owned by the Selling Shareholders upon full conversion of the remaining balance of the Notes or exercise of Warrants offered in our June 4, 2018, offering and the additional securities issued under the December 2018 Limited Settlement Agreement and Mutual Release.

(2)

All such warrants contain certain beneficial ownership limitations, which provide that a holder of the warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. In addition, the warrants will not be exercisable until at least six months after their date of issuance.

(3)

Assumes that, after the date of this prospectus and prior to completion of this offering, none of the selling shareholders (i) acquires additional shares of our Common Stock or other securities or (ii) sells or otherwise disposes of shares of our Common Stock or other securities held by such selling shareholders as of the date hereof and not offered hereby.

(4)

Konrad Ackermann and Dr. Nicola Feuerstein have discretionary authority to vote and dispose of the shares of Common Stock held by Alpha Capital Anstalt, and each may be deemed to be the beneficial owner of such shares. The address is Pradafaut 7, Furstentums 1490, Vaduz Liechtenstein C4 99999.

(5)

Heights Capital Management, Inc. (“Heights”), the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares of Common Stock held by CVI and may be deemed to be the beneficial owner of such shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares of Common Stock held by CVI. CVI and Heights Capital Management, Inc. disclaim any such beneficial ownership of such shares, except for their pecuniary interest therein. Mr. Kobinger disclaims any such beneficial ownership of such shares. The address of CVI is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of Heights is 101 California Street, Suite 3250, San Francisco, CA 94111.

(6)	Mikhail Gurevich is the Managing Member of Dominion Capital, LLC and exercises sole voting and investment power on behalf thereof.

(7)

Magna Management LLC (“MMLLC”) is the investment manager of MEF and consequently has voting control and investment discretion over securities held by MEF. Magna GP LLC (“Magna GP”) is the general partner of MEF and may be considered the beneficial owner of any securities deemed to be beneficially owned by MEF. Joshua Sason is the Chief Executive Officer of MMLLC. Joshua Sason is the sole managing members of Magna GP and as a result may be considered beneficial owners of any securities deemed beneficially owned by MEF and Magna GP. Each of MMLLC, Magna GP and Messrs. Sason disclaim beneficial ownership of these securities.

(8)	Ari Kluger has discretionary authority to vote and dispose of the shares of Common Stock held by Osher Capital Partners LLC and may be deemed to be the beneficial owner of such shares.

35

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable to the selling shareholders to permit the resale of such shares of Common Stock by the holders of the shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock. We will bear all fees and expenses incident to the registration of the shares of Common Stock.

The selling shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock k are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Registration Statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority.

36

In connection with sales of the shares of Common Stock or otherwise, and unless limited by any contractual arrangements with us, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume and the selling shareholders may also sell shares of Common Stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our Common Stock made prior to the date the registration statement is declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this registration statement. The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this registration statement.

The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of Common Stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Except as noted under the caption “Selling Shareholders” above, each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

37

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the selling shareholders, or the selling shareholders may be entitled to contribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Williams Securities Law Firm, P.A., Lakewood CO 80228. Mr. Michael T. Williams, principal of the firm, owns 150,000 shares of our common stock and an option to acquire an additional 50,000 shares of our common stock.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements as of and for the years ended August 31, 2018 and 2017, included in our Annual Report on Form10-K for the year ended August 31, 2018, which is incorporated by reference into this prospectus and the registration statement of which this prospectus is a part. Such report dated November 28, 2018, included an explanatory paragraph as to our ability to continue as a going concern.

Our financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and, as a result, will file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and SEC’s website at www.sec.gov. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website referred to above.

38

ShiftPixy, Inc.

711,111 Shares of Common Stock

PROSPECTUS

December 21, 2018

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

39

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

Item	Amount
SEC registration fee	$174
Legal fees and expenses	$10,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$1,000
Total	$26,174

Item 15. Indemnification of Directors and Officers

Sections 17-16-851 through -856 of the Wyoming Statutes (the “Applicable Statutes”) provide that directors and officers of Wyoming corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The Applicable Statutes also provide that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article V of our articles of incorporation, as amended, also provides as follows regarding the Company’s indemnification of directors, officers, employees and agents of the Company:

“[t]o the fullest extent permitted by the Wyoming Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (A) the amount of financial benefit received by a director to which he or she is not entitled; (B) an intentional infliction of harm on the Corporation or the Shareholders; (C) a violation of Section 17-16-833 of the Wyoming Business Corporation Act; or (D) an intentional violation of criminal law. If the Wyoming Business Corporation Act is amended after the effective date of this Amendment to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended.

The Corporation shall indemnity to the fullest extent permitted by the Wyoming Business Corporation Act, as the same may be amended and supplemented from time to time, any and all persons whom it shall have power to indemnify under the Wyoming Business Corporation Act. The indemnification provided for herein shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law under any Bylaw, agreement, vote of shareholders or disinterested directors of the Corporation, or otherwise, both as to action in such indemnified person’s official capacity and as to action in another capacity while serving as a director, officer, employee, or agent of the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

40

Any repeal or modification of this Article V or amendment to the Wyoming Business Corporation Act shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of or increase the liability of any director, officer, agent, or other person of the Corporation with respect to any acts or omissions of such director, officer, or agent occurring prior to, such repeal, modification, or amendment.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article V.”

Further, Article XIV of our Bylaws also provides as follows regarding the Company’s indemnification of directors, officers, employees and agents of the Company:

“The corporation shall indemnify any person acting on its behalf in accord with the law of Wyoming. The indemnification provided hereby shall not be deemed exclusive of any other right to which anyone seeking indemnification thereunder may be entitled under any bylaw, agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The corporation may purchase and maintain insurance on the behalf of any Director, officer, agent, employee or former Director or officer or other person, against any liability asserted against them and incurred by him.”

Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description

4.1*	Form of Secured Convertible Note
5.1*	Opinion of Williams Securities Law Firm, P.A. regarding legality of securities being registered*
10.1*	Limited Settlement Agreement and Mutual Release
23.1*	Consent of Marcum LLP
23.2*	Consent of Williams Securities Law Firm, P.A. (included in Exhibit 5.1)*

_________

*	Filed herewith.

41

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

42

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

43

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, CA on the 21 day of December 2018.

ShiftPixy, Inc.

By:	/s/ Scott W. Absher
Name:	Scott W. Absher
Title:	Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ShiftPixy, Inc. constitutes and appoints Scott W. Absher his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott W. Absher	Chief Executive Officer and Director	December 21, 2018
Scott W. Absher	(Principal Executive Officer)

/s/ Patrice Launay	Chief Financial Officer	December 21, 2018
Patrice Launay	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth Weaver	Director	December 21, 2018
Kenneth Weaver

/s/ Whitney White	Director	December 21, 2018
Whitney White

/s/ Sean Higgins	Director	December 21, 2018
Sean Higgins

/s/ Mark Absher	Director	December 21, 2018
Mark Absher

44